Exhibit 10.3(a)

SAIFUN SEMICONDUCTORS LTD.

2003 SHARE OPTION PLAN

SHARE OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2003 Share Option Plan, as amended from time to time (the “Plan”) of Saifun Semiconductors Ltd. shall have the same defined meanings in this Share Option Agreement (the “Option Agreement”). Except where the context otherwise requires, the term “Company” shall include Saifun Semiconductors Ltd. and its Subsidiaries, if applicable.

I.	NOTICE OF SHARE OPTION GRANT

1. Name:	________________ (the “Optionee”)

Address:	________________

2.	The Optionee has been granted an Option to purchase Ordinary Shares, par value NIS 0.01, of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant	__________________________

Vesting Commencement Date	__________________________

Exercise Price per Share[1] :	$_________________________

Total Number of Shares Granted	__________________________

Type of Option[2]:	____ Option intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”)

____ Option not intended to qualify as an ISO (“NQSO”)

Term/Expiration Date[3] :	__________________________

[1]

In case of (i) an ISO granted to an employee of the Company or any Subsidiary who, at the time of grant of such Option, is a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant, and (ii) an ISO granted to any other employee of the Company or any Subsidiary at the time of the grant of such Option, the Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In case of an Option granted to a resident of California, the Exercise Price shall be (i) no less than eighty five percent (85%) of the fair value (as defined in Section 260.140.50 of the California Code of Regulations) of a Share at the time the option is granted, and (ii) no less than 110% of the fair value (as defined in Section 260.140.50 of the California Code of Regulations) if the optionee is a Ten Percent Shareholder.

[2]

NQSOs may be granted to service providers (including employees, consultants, and non-employee directors) of the Company and any Subsidiary, and ISOs may be granted only to employees of the Company or any Subsidiary on the date of grant of such ISOs.

[3]

No more than ten (10) years from the Date of Grant, provided however, that in the case of an ISO granted to a Ten Percent Shareholder, the Expiration Date shall be no more than five (5) years from the Date of Grant.

3.	Vesting Schedule:

This Option shall be exercisable in number of whole Shares, [in equal annual installments over a period of five (5) years following the Vesting Commencement Date (i.e. 20% of the Shares subject to the Option shall vest upon the first, second, third, forth and fifth anniversaries of the Vesting Commencement Date)]4, subject to the Optionee’s continuous engagement with the Company during such time. In no event shall the Option vest and become exercisable for any additional Shares following Optionee’s cessation of engagement with the Company.

4.	Provisions for Termination:

In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

In the event that Optionee’s engagement with the Company should terminate, all Options, which are vested and exercisable at the time of such termination, shall be exercisable for (i) three (3) months after the date of such termination (except in the case of termination by reason of death or Disability); or (ii) six (6) months after the date of such termination by reason of Optionee’s death or Disability. Notwithstanding the foregoing, in the event of Optionee’s death within three (3) months after the date of termination, the Optionee’s estate or heirs, as applicable, may exercise all Options, which are vested and exercisable at the time of Optionee’s termination of engagement, within six (6) months after the Optionee’s death, but in no event after the Expiration Date as provided above.

In the case of an ISO, if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, such ISO shall be treated for tax purposes as an NQSO commencing on the lapse of three (3) months and one day following such termination.

Notwithstanding the above, in the event that Optionee’s engagement with the Company should terminate for Cause, the entire unexercised Option (whether vested or not) shall ipso facto terminate.

[4]

The vesting schedule for Optionees who are residents of California (and are not officers, directors, managers or consultants of the Company) must be at least 20% per year (Section 260.140.41(f) of the California Code of Regulations) (i.e., 20% after first anniversary and 20% after second anniversary).

For purposes of an ISO, an employee shall cease to be an employee if any leave of absence approved by the Company exceeds ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; and if such reemployment is not so guaranteed, on the 91st day of such leave any ISO held by Optionee shall be treated, for tax purposes, as a NQSO.

For purposes hereof, termination of Optionee’s engagement shall be deemed effective as detailed in Section 10.5 of the Plan.

II.	AGREEMENT

1.	Grant of Option.

1.1	The Company hereby grants to the Optionee named in the Notice of Share Option Grant (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference. Subject to Section 15.2 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail, unless specifically stated otherwise herein.

1.2	In the case of an ISO, the Option shall not be considered an ISO to the extent that the aggregate Fair Market Value of the Shares which may be purchased on exercise of all ISOs held by Optionee for the first time during any calendar year (under all plans of the Company and any parent or Subsidiary of the Company) exceeds US$100,000. For purposes of this Section 1.2, ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

2.	Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated or transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

3.	Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. In the case of an ISO granted to an Optionee, who is a Ten Percent Shareholder, at the time the Option is granted, the term of the Option shall be no more than five (5) years from the date such Option was granted. In the event the Option shall not be exercised within its term, such Option, or such part thereof, shall expire and all interests and rights of the Optionee in and to the same shall terminate.

4.	Exercise of Option.

4.1	Right to Exercise. This Option shall be exercisable during its term to the extent vested in accordance with the vesting schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

4.2	Continuous Engagement Required. Except as otherwise provided in the Notice of Grant, this Option may not be exercised unless the Optionee, at the time he exercises this Option is, and has been at all times since the date of grant set out in the Notice of Grant engaged by the Company. Transfer between locations of the Company or between the Company, its Subsidiaries or its successor shall not be considered termination of engagement. In case of an approved leave of absence, the vesting of the Option shall be suspended during such leave of absence.

4.3	Method of Exercise. This Option shall be exercised by delivery of a signed exercise notice substantially in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and shall be accompanied with such other representations, agreements and documents as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate withholding taxes due with respect to the exercised Shares (if applicable). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice and settlement of payment of the aggregate Exercise Price in such form satisfactory to the Company. The Optionee may purchase less than the number of Shares covered by the vested portion of the Option, provided that no partial exercise of this Option may be for a fraction of a Share.

4.4	Method of Payment;Cashless Exercise. Payment of the aggregate Exercise Price for the purchased Shares shall be made by Optionee’s relinquishment of a portion of his Option having a Fair Market Value equal to the aggregate Exercise Price, so that the Company shall issue to the Optionee only the amount of Shares of the Company having an aggregate Fair Market Value equal to the difference between (x) the aggregate Fair Market Value of the Shares so purchased; and (y) the aggregate Exercise Price applicable for such exercised Options (the “Cashless Exercise”). For the purpose of the Cashless Exercise hereof, the Committee shall determine the Fair Market Value of the Shares in accordance with the provisions of the Plan.

4.5	Rights as a Shareholder.

(a) Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee shall not have any of the rights or privileges granted to a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option. No adjustment will be made for a dividend or other shareholders’ right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

(b) Except and to the extent otherwise expressly provided herein and in the Plan, the Shares issued upon the exercise of the Option shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time and all Company’s shareholders agreements, as amended from time to time, regardless of whether or not the Optionee is a party to such agreements.

5.	Restrictions on Exercise. This Option may not be exercised and no Shares shall be issued pursuant to the exercise, unless such exercise, the issuance of the Shares and the method of payment of the Exercise Price comply with applicable laws. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. The Optionee agrees to cooperate with the Company to ensure compliance with any such condition; provided, however, that nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, approval, disclosure, or to satisfy such other condition.

6.	Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option or immediately upon the Company’s first demand, deliver to the Company his Investment Representation Statement, in the form, which shall be required by the Company, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and shall make such other representations as are deemed necessary or appropriate by the Company or its counsel.

Notwithstanding the above, the Company may, but shall not be obligated to register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

7.	Standoff Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration statement of the Company filed under the Securities Act or any other applicable law, Optionee shall not offer, pledge, sell, lend or otherwise transfer or dispose of, directly or indirectly, any Common Share (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Share (or other securities) of the Company held by Optionee (other than those included in the registration) during the one hundred eighty (180) days period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of any registration statement of the Company filed under the Securities Act or any other applicable law.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the Managing Underwriter, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such Managing Underwriter in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or any other applicable law. The

Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of such Market Standoff Period. Optionee agrees that any transferee of the Option or Shares acquired pursuant to the Option shall be bound by this Section.

8.	Restrictions on Resales. The Optionee hereby acknowledges and agrees that, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Optionee or other subsequent transfers by the Optionee of any Shares issued as a result of or under the Option, including without limitation, restrictions under an insider trading policy and restrictions pursuant to applicable regulations of any stock exchange on which the Shares may be listed for trading. The Optionee agrees to cooperate with the Company to ensure compliance with any such restrictions, conditions or limitations.

9.	Acknowledgment and Waiver. By participating in the Plan, and accepting the grant of the Option, the Optionee agrees and acknowledges that: (i) the Plan is discretionary in nature and all determinations with respect to any future grants, including but not limited to, the times when options shall be granted, the number of Shares subject to each option, the exercise price and the time or times when each right shall be exercisable will be at the sole discretion of the Company, and the Company can amend, cancel, or terminate the Plan at any time; (ii) the grant of the Option under the Plan is voluntary and occasional, and does not create any contractual or other right to receive future grants of any options, or benefits in lieu of the Options even if options have been granted repeatedly in the past; (iii) the Optionee’s participation in the Plan is voluntary; (iv) the value of the Option is an extraordinary item of compensation, which is outside the scope of the Optionee’s employment agreement, if any; (v) the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any social benefits, severance, end of service payments, bonuses, long-service awards, pension or similar payments; (vi) the future value of the Shares purchased under the Plan is unknown and cannot be predicted with certainty, and the Company makes no express or implied promise about the financial gain or loss to be achieved through participation in the Plan; (vii) in the event that Optionee is not a service provider of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Option grant will not be interpreted to mean that an entity other than the entity that engages the Optionee has relationship with the Optionee; (viii) no claim or entitlement to compensation or damages arises from the expiration of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of Optionee’s engagement with the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Option Agreement, Optionee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (ix) unless there is a written engagement agreement for a specified term in effect, Optionee’s engagement with the Company may be terminated at any time, with or without Cause, by the Company and neither the Plan nor this Option shall obligate the Company to engage Optionee for any particular length of time nor confer any right with respect to continuing the Optionee’s status as a service provider.

10.	Tax Obligations.

10.1	Withholding Taxes. By accepting the grant of the Option, the Optionee acknowledges and agrees that any tax consequences arising from the grant or exercise of the Option or from the payment for Shares or from disposition of the Shares or from any other event or act (whether of the Optionee or of the Company or its Subsidiary employing or retaining Optionee (if applicable)), shall be borne solely by the Optionee. Optionee agrees to make appropriate arrangements with the Company (or the Subsidiary employing or retaining Optionee, if applicable) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable thereto. Optionee agrees to indemnify the Company and its Subsidiary employing or retaining Optionee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares, until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

10.2	Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company or the Subsidiary employing or retaining Optionee, if applicable, on the compensation income recognized by the Optionee.

10.3	Legal and Tax Consultation. The Optionee acknowledges that the Company has advised the Optionee to consult his independent tax advisor with respect to legal and tax consequences of the Option, and the Optionee has consulted with any legal or tax advisors that the Optionee deems necessary. Optionee acknowledges that he is not relying on the Company for any legal or tax advice, and that the Company shall not be deemed to have provided any legal or tax advice to Optionee with respect to the Option.

11.

Data Privacy. As a condition of participating in the Plan, Optionee explicitly: (i) consents to the collection, use, processing, and transfer, in electronic or other form, of personal data described in this Section 11 by and among the Company for the exclusive purpose of implementing, administering or managing Optionee’s participation in the Plan; (ii) understands that the Company may hold certain personal information about the Optionee, including but not limited to name, home address and telephone number, date of birth, identification number, salary, nationality, job title, details of all options or any other entitlement to shares awarded, canceled, purchased, or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”); (iii) understands that Data may be transferred to any third parties assisting the Company in the administration of the Plan; (iv) understands that the recipients of Data may be located within or outside the Optionee’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country of residence; (v) authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering or managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or any subsequent holding of Shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Plan; (vi) understands that Data will be held only as long as necessary to implement, administer or manage the Optionee’s participation in the Plan; (vii) understands that the Optionee may, at any time, review the Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company; and (viii) understands that withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.

12.	Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.

13.	Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option, unless otherwise determined by the Board.

14.	Interpretation. Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

15.	Entire Agreement; Severability. The Plan is incorporated herein by reference. The Optionee declares and agrees that the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, agreements and understanding, whether written or oral, between the Optionee and the Company or the officers and/or directors and/or shareholders thereof with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remainder of this Option Agreement will continue in full force and effect.

16.	Governing Law; Jurisdiction. This Option Agreement is governed by and construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws thereof. The competent courts of Tel-Aviv, Israel shall have the sole jurisdiction in any matter pertaining to this Option Agreement.

17.	Notices. All notices given under this Option Agreement may be delivered by (a) personal delivery; or (b) registered mail or courier. Notices delivered personally shall be deemed given upon delivery. Notices sent by mail shall be deemed given ten (10) days (or if sent by courier - three (3) days) after mailing (postage prepaid), if mailed in accordance herewith. Until changed by written notice to the Company, the address of the parties shall be as set hereunder.

Optionee acknowledges that he has had the opportunity to review the Plan and this Option Agreement in their entirety and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee acknowledges that he has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Option Agreement or otherwise relating to the Option.

OPTIONEE	SAIFUN SEMICONDUCTORS LTD.

Signature	By

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